UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2009

LEAF EQUIPMENT FINANCE FUND 4, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-53667	61-1552209
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 South Poplar Street, Suite 101, Wilmington, Delaware 19801
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 819-5556

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2009, the registrant acquired a pool of leases subject to non-recourse financing provided by Black Forest Funding Corporation, as lender, and Bayerische Hypo- Und Vereinsbank AG, New York Branch, as agent.  The acquisition was effectuated through a purchase of the membership interests of Resource Capital Funding, LLC, the entity which owns the lease pool and is the borrower on a financing agreement with the lender and the agent.  Those membership interests had been owned by an affiliate of the registrant’s general partner.  None of the registrant, its general partner or the affiliate that had owned the membership interests realized any gain or loss from the transaction.  The value of the pool of leases was approximately $92 million.  The registrant paid approximately $7.6 million in cash and a short term note, and assumed $84.4 million in debt.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As set forth in Item 1.01, above, the lease pool acquired by the registrant was subject to existing financing which remains outstanding following the acquisition.  The financing was provided through a Receivables Loan and Security Agreement, dated as of March 31, 2006, among the registrant’s newly acquired subsidiary, Resource Capital Funding, LLC, as borrower, Black Forest Funding Corporation, as lender, and Bayerische Hypo- Und Vereinsbank AG, New York Branch, as agent.  Other parties to the amendment are LEAF Financial Corporation, as servicer; U.S. Bank National Association, as the custodian and agent’s bank, and Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as the backup servicer.

The loan agreement provides the registrant, as owner of the borrower, with a revolving line of credit with an aggregate borrowing limit of $100 million until the maturity date, March 31, 2010.  This line of credit has unused availability of approximately $15 million.  The collateral for the loan is specific lease receivables and related equipment.  Interest on each borrowing is calculated at the commercial paper rate at the time of such borrowing plus 1.10% per annum.  To mitigate fluctuations in interest rates, the registrant enters into interest rate swap agreements to fix the interest rate at the time of each borrowing.  Interest and principal are due monthly as payments are received on the lease receivables collateralizing the borrowing.  An event of default such as non-payment of amounts when due under the loan agreement or a breach of financial covenants may accelerate the maturity date of the loan agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAF EQUIPMENT FINANCE FUND 4, L.P.

By: LEAF Asset Management, LLC, its general partner

Date: July 7, 2009	By: /s/ Robert Moskovitz
Name: Robert Moskovitz
Title: Chief Financial Officer